UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 7, 2011
RIGHTNOW TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-31321	81-0503640

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 ENTERPRISE BOULEVARD, BOZEMAN, MT	59718

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (406) 522-4200
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On February 7, 2011, RightNow Technologies, Inc. (the “Company”) signed the following office lease agreements and signed the following amendments to existing office lease agreements with Genesis Partners, LLC.
     The first agreement is a lease for approximately 29,724 square feet of office space located at 40 Enterprise Boulevard, Bozeman, Montana. The term of the lease is 120 months, which is expected to commence on or about April 1, 2011, and includes a renewal option for one additional 60 month period. The monthly lease rate for the initial year will be $36,561, and increases by Consumer Price Index on each anniversary date beginning in 2012. This lease agreement is filed herewith as Exhibit 10.1 and is incorporated in its entirety herein by this reference.
     The second agreement is a lease agreement for office space located at 77 Discovery Drive, Bozeman, Montana. This lease calls for construction by the landlord of additional office space to the building at 77 Discovery Drive. Upon completion of the construction, estimated to be by or before June 30, 2012, the lease will then cover about 34,210 square feet of office space. The term of the lease will start when the addition is available for occupancy and run for 120 months, with a renewal option for one additional 60 month period. Upon the beginning of this lease term, the existing lease covering 77 Discovery Drive shall cease in its entirey. The monthly lease rate for the initial year will be $40,168, and increase by Consumer Price Index on each anniversary date beginning in 2013. This lease agreement is filed herewith as Exhibit 10.2 and is incorporated in its entirety herein by this reference.
     The third agreement is an amendment to an existing office lease agreement for office space located at 136 Enterprise Boulevard, Bozeman, Montana. This lease is described in the Company’s 8-K filing dated May 8, 2007. This amendment calls for a modification to the early termination of the lease, extending the period before the termination right can be exercised from 84 months to 102 months. The remainder of the lease is unchanged. This lease amendment is filed herewith as Exhibit 10.3 and is incorporated in its entirety herein by this reference.
     Greg Gianforte, the Company’s Chairman and Chief Executive Officer, and Steve Daines, the Company’s Vice President of Asia-Pacific, beneficially own, directly or indirectly, 50% and 25% membership interests in Genesis Partners LLC, respectively. The remaining 25% of Genesis Partners is beneficially owned by Mr. Daines’ father, Clair Daines, who is a commercial real estate developer and builder.
     The Company believes the terms of these leases above are no less favorable to it than they would have been if obtained from unaffiliated third parties.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial statements of business acquired.

Not Applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Lease at 40 Enterprise Boulevard, Bozeman, Montana

10.2	Lease at 77 Discovery Drive, Bozeman, Montana

10.3	Lease amendment at 136 Enterprise Boulevard, Bozeman, Montana

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHTNOW TECHNOLOGIES, INC.
(Registrant)
Dated: February 9, 2011	/s/ Jeffrey C. Davison
Jeffrey C. Davison
Chief Financial Officer, Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Lease at 40 Enterprise Boulevard, Bozeman, Montana

10.2	Lease at 77 Discovery Drive, Bozeman, Montana

10.3	Lease amendment at 136 Enterprise Boulevard, Bozeman, Montana